SUBSCRIPTION AGREEMENT INVESTOR SUBSCRIPTION AGREEMENT FOR SILVER STAR CAPITAL HOLDINGS, INC.
Persons interested in purchasing shares of Silver Star Capital Holdings, Inc. must return this completed subscription agreement along with a wire transfer, check or money order for their total payment, payable only to:

SILVER STAR CAPITAL HOLDINGS, INC
2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock. An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock will be issued to you shortly thereafter.

Method of payment: [  ] Check, [   ] Money Order, [   ] Wire payable only to: Silver Star Capital Holdings, Inc.

Wire Transfer Instructions:
Bank: Bank of America Address: Orlando, Florida ABA: 026009593 Account Name: Silver Star Capital Holdings, Inc. Account Number: 8980 0263 0211
Reference: (Insert Subscriber’s Name)

I hereby irrevocably tender this subscription agreement for the purchase of              shares at $1.50 per share. With this subscription agreement, I tender payment in the amount of $                   for the shares subscribed.

In connection with this investment, I represent and warrant as follows:
(a)   Prior to tendering payment for the shares, I received your final prospectus dated [insert date].
(b)   I am a bona fide resident of the state of . Please issue the securities, which I am purchasing as follows: Individual(s)—if more than one owner, please issue as   follows:

        [ ] Tenants-in-Common (all parties must sign--each investor has an undivided interest)
        [ ] Joint Tenants with Right of Survivorship (all parties must sign--joint ownership)
        [ ] Minor with adult custodian under the Uniform Gift to Minors Act in your state (the minor will have sole beneficial ownership) ________________ (minor's name)

SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of shares of Silver Star Capital Holdings, Inc., other than individuals, must complete this form for the proper entity that will hold title to the shares.  Send this completed subscription agreement along with a  a wire transfer, check or money order for their total payment, payable only to:

SILVER STAR CAPITAL HOLDINGS, INC
2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935

If and when accepted by us, this subscription agreement shall constitute a subscription for shares of our common stock. An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock will be issued to you shortly thereafter.

Method of payment: [  ] Check, [   ] Money Order, [   ] Wire payable only to: Silver Star Capital Holdings, Inc.

Wire Transfer Instructions:
Bank: Bank of America Address: Orlando, Florida ABA: 026009593 Account Name: Silver Star Capital Holdings, Inc. Account Number: 8980 0263 0211
 Reference: (Insert Subscriber’s Name)

I hereby irrevocably tender this subscription agreement for the purchase of                          shares at $1.50 per share. With this subscription agreement, we tender payment in the amount of $                       for the shares subscribed.

In connection with this investment, I represent and warrant as follows:
(a)   Prior to tendering payment for the shares, we received your final prospectus dated [insert date].
(b) Our entity is domiciled in the state of .

ENTITY:     [ ] CORPORATION (authorized agent of the corporation must sign)
            [ ] EXISTING PARTNERSHIP (at least one partner must sign)
             [ ] TRUST (all trustees must sign)

Name of Entity
Authorized Agent (print name above)
Title of Authorized Agent
Social Security or Federal Identification Number of Entity
Street (business address) or address of Registered Agent
City State Zip Code
Business Telephone or Home Telephone of Registered Agent
Fax E-mail

The undersigned acknowledges that the foregoing information is true, accurate, and complete.

Name Date For a Trust, all Trustees must sign.  Add a line for each

ACCEPTED BY: Silver Star Capital Holdings, Inc.
Cliffe R. Bodden, President Date

Investor No. 1           Investor No. 2
Street (residence address)           Street (residence address)
City State Zip Code          City State Zip Code
Home Phone Business Phone          Home Phone Business Phone
Social Security Number          Social Security Number
Signature Date          Signature Date

ACCEPTED BY: Silver Star Capital Holdings, Inc.
Cliffe R. Bodden, President Date